SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2005

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163

(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492

(Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code       (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Beginning on March 7, 2005, the Chief Executive Officer and Chief Financial Officer of Blackbaud plan to make a presentation regarding its business to various members of the investment community. A copy of the presentation is filed with this report as Exhibit 99.1.

Blackbaud’s investor presentation includes disclosure of selected non-GAAP financial measures, including pro forma gross margin, pro forma operating income and margin, pro forma net income and pro forma earnings per share. Blackbaud utilizes these non-GAAP financial measures internally in analyzing its financial results, and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which disclose similar non-GAAP financial measures to investors. As noted in the presentation, the non-GAAP financial results discussed above exclude the impact of costs associated with the Blackbaud’s IPO (completed on July 22, 2004), amortization of intangibles arising from business combinations and the expensing of stock option compensation.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure, as provided in Exhibit 99.2 filed herewith.

The information furnished in Items 7.01 and 9.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Presentation of Blackbaud, Inc.

Exhibit 99.2	Blackbaud’s reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.
Date: March 7, 2005	/s/ Timothy V. Williams
Timothy V. Williams,
Vice President and Chief Financial Officer